SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                 --------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 5, 2002


                           INTERNET CABLE CORPORATION
                           --------------------------
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)


       NEVADA                   000-26011                     87-0540291
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(STATE OR OTHER                (COMMISSION                    (IRS EMPLOYER
JURISDICTION OF                FILE NUMBER)                 IDENTIFICATION NO.)
INCORPORATION)


                               195 RIVIERA DR. #2
                        MARKHAM, ONTARIO, CANADA L3R 5J6
                        --------------------------------
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                 (905) 479-5974
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                (COMPANY'S TELEPHONE NUMBER, INCLUDING AREA CODE)

     This Amendment No. 1 amends and restates the Company's Current Report on Form 8-K filed on September 17, 2002 in its entirety. The disclosure in this Current Report was originally disclosed pursuant to Item 2. Acquisition or Disposition of Assets. Because the acquisition is not the acquisition of a significant subsidiary, the Company is disclosing the acquisition pursuant to
Item 5. Other Events.

ITEM 5. OTHER EVENTS

     On September 5, 2002 the Company entered into a Share Purchase Agreement with Jeffrey Paine, the sole shareholder of Clearview Communications Ltd., an Ontario, Canada corporation, ("CCL"). Pursuant to the Share Purchase Agreement, the Company has acquired all of the issued and outstanding shares of CCL in consideration of $150,000 (CDN) and 750,000 shares of the Company's common stock, and CCL has become a wholly owned subsidiary of the Company. On September 11, 2002 the transactions contemplated by the Share Purchase Agreement were consummated. The Company funded the purchase price using available borrowings.

     Prior to the date of the Share Purchase Agreement, there was no material relationship between the Company, CCL or Mr. Paine.

     CCL provides sophisticated engineering, testing maintenance and other services to the cable television industry in Canada. CCL maintains an office in Orangeville, Ontario. CCL has approximately fifteen employees. CCL generated revenues of approximately $1.1 million (CDN) and earned net income of approximately $100,000 (CDN) (unaudited) during the year ended July 31, 2002. CCL has been in business since 2001.

ITEM 7  FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Businesses Acquired:

      Not applicable.

(b)   Pro forma financial information:

      Not applicable.

(c)   Exhibits:

     2.1 Share Purchase Agreement by and between Internet Cable Corporation, Jeff Paine, and Clearview Communications Ltd., dated September 5, 2002.

     99.1   Press Release, dated September 16, 2002.


                                    SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTERNET CABLE CORPORATION



Dated:  November 14, 2002                   By: /s/ Joseph Melanson
                                               ----------------------------
                                                    Joseph Melanson,
                                                    Chairman and Chief
                                                    Executive Officer